THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEBENTURES IN CERTIFICATED FORM, THIS DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "SECURITIES DEPOSITORY") TO A NOMINEE OF THE SECURITIES DEPOSITORY OR BY THE SECURITIES DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE SECURITIES DEPOSITORY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE SECURITIES DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE SECURITIES DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. 00001
CUSIP 053332AA0                                                     $200,000,000


                                AUTOZONE, INC.
                      6 1/2% Debenture due July 15, 2008



Original Issue Date:  July 22, 1998
Interest Payment Dates:  January 15 and July 15
Maturity Date:  July 15, 2008
Interest Rate:  6 1/2%

     AUTOZONE, INC., a Nevada corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of TWO HUNDRED MILLION DOLLARS (the "Principal Amount") on the Maturity Date shown above, except as provided below, and to pay interest thereon at the rate per annum shown above. The Company will pay interest semiannually on the Interest Payment Dates, commencing with January 15, 1999. Interest on this Debenture will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Original Issue Date shown above. The Interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or the July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange upon which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

     In the event this Global Debenture is surrendered in exchange for Debentures in definitive form, principal and interest payable with respect to Debentures in definitive form will be payable at the office or agency of the Company maintained for that purpose in New York, New York (the Place of Payment), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest payable with respect to such Debentures in definitive form, may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.

     This Debenture is one of a duly authorized issue of securities of the Company (herein referred to as the "Securities") evidencing its unsecured indebtedness, of the series hereinafter specified, all issued under and pursuant to a senior indenture, dated as of July 22, 1998, (herein referred to as the "Indenture"), duly executed and delivered by the Company and The First National Bank of Chicago, as Trustee (hereinafter called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Debenture is one of a series designated as the 6 1/2% Debentures due July 15, 2008 of the Company (herein referred to as the "Debentures"), limited except as provided in the Indenture to the aggregate principal amount of Two Hundred Million Dollars ($200,000,000).

     The Debentures will be redeemable, in whole or in part, at the option of the Company at any time at a redemption price equal to the greater of (i) 100% of the principal amount of such Debentures or (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued interest thereon to the date of redemption.

     "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, plus .20%.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debentures of comparable maturity to the remaining term of such Debentures.

     "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

     "Reference Treasury Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Lehman Brothers Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Debentures to be redeemed.

     Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Debentures or portions thereof called for redemption.

     In case an Event of Default, as defined in the Indenture, with respect to the Debentures shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the Holders of a majority in aggregate principal amount of the Debentures then Outstanding. Any such waiver by the Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued upon the transfer hereof or in exchange or substitution herefor, irrespective of whether or not any notation of such waiver is made upon this Debenture or such other Debentures.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of all Outstanding Securities or, in certain cases, of the Outstanding Securities of each series to be affected, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) change the Stated Maturity of the principal of, or any installment of principal or interest on, any Security, or reduce the principal amount thereof or the rate of interest, if any, thereon, or any premium payable upon the redemption thereof, or change the coin or currency in which any Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof) or, in the case of redemption, on or after the Redemption Date or Repayment Date, as the case may be) or (ii) reduce the percentage in principal amount of the Outstanding Securities or the Outstanding Securities of any particular series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder or their consequences provided for in the Indenture. It is also provided in the Indenture that prior to the acceleration of maturity of the Securities of any particular series upon the occurrence of an Event of Default with respect to such series as permitted by the Indenture, the Holders of a majority in aggregate principal amount of the Securities of such series at the time Outstanding may on behalf of the Holders of all of the Securities of such series waive any past default under the Indenture with respect to Securities of such series and its consequences, except a default in the payment of the principal of or premium, if any, or interest, if any, on any of the Securities of such series. Any such consent or waiver by the Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued upon transfer hereof or in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this Debenture or such other Debentures.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable by the Holder hereof on the Security Register of the Company, upon due presentment of this Debenture for registration of transfer at the office of the Security Registrar, or at the office of any Security Co-Registrar duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Company and the Security Registrar or any such Security Co-Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

     The Debentures are issuable only as registered Debentures without coupons in denominations of $1000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for new Debentures of any authorized denominations of the same aggregate principal amount as requested by the Holder surrendering the same. If definitive Debentures are so delivered, the Company may make such changes to the form of this Debenture as are necessary or appropriate to allow for the issuance of such definitive Debentures.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment for registration of transfer, the Company, the Trustee, the Security Registrar, any Security Co-Registrar and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the absolute owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee, the Security Registrar, any Security Co-Registrar nor any such agent shall be affected by notice to the contrary.

     The Holder of this Debenture shall not have recourse for the payment of principal of or interest on this Debenture or for any claim based on this Debenture or the Indenture against any director, officer or stockholder, past, present or future, of the Company. By acceptance of this Debenture, the Holder waives any such claim against any such Person.

     The Indenture and this Debenture shall be governed by and construed in accordance with the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of said state without regard to the conflicts of laws and rules of said state.

     All terms used but not defined in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication hereon has been executed by the Trustee under such Indenture, this Debenture shall not be entitled to any benefit under such Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed manually or in facsimile.

Dated:  July     , 1998

                                        AUTOZONE, INC.

                                        By: ____________________________________
                                             Executive Vice President

                                        Attest: ________________________________
                                                Senior Vice President, Secretary
                                                and General Counsel

Dated:  July     , 1998

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the
series designated herein, referred to
in the within-mentioned Indenture.

THE FIRST NATIONAL BANK OF CHICAGO, as Trustee

By:_______________________
     Authorized Officer